Exhibit 32.1

CERTIFICATION

PURSUANT TO 18

U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Milestone Scientific Inc. (“Milestone”) on Form 10-K for the period ending December 31, 2023  as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Arjan Haverhals, Chief Executive Officer of Milestone, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Milestone

Date March 29, 2024

/S/ Arjan Haverhals

Arjan Haverhals

Chief Executive Officer

Chie Accounting Officer

(Principal Executive Officer)

This certification accompanies this Annual Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference. A signed original of this certification has been provided to Milestone and will be retained by Milestone and furnished to the Securities and Exchange Commission or its staff upon request.